Exhibit 10.1

2002 REDWOOD TRUST, INC. INCENTIVE PLAN

(as amended)

Section 1. General Purpose of Plan; Definitions.

The name of this plan is the 2002 Redwood Trust, Inc. Incentive Plan (the “Plan”). The Plan (then known as the 2002 Redwood Trust, Inc. Incentive Stock Plan) was adopted by the Board on March 21, 2002 and approved by the Company’s stockholders on May 9, 2002. The Board approved amendments to the Plan (i) on March 4, 2004 (the “2004 Amendments”) which were approved by the Company’s stockholders on May 6, 2004, (ii) on March 9, 2006 (the “2006 Amendments”) which were approved by the Company’s stockholders on May 11, 2006, (iii) on March 5, 2008 (the “2008 Amendments”) which were approved by the Company’s stockholders on May 22, 2008, (iv) on March 17, 2010 (the “2010 Amendments”) which were approved by the Company’s stockholders on May 18, 2010, and (v) on March 8, 2012 (the “2012 Amendments”) which were approved by the Company’s stockholders on May 17, 2012. In addition, pursuant to the authorization contained in Section 11(6), the Board approved amendments to the Plan on November 10, 2007 (the “409A Amendments”).

The purpose of the Plan is to enable the Company and its Subsidiaries to obtain and retain competent personnel who will contribute to the Company’s success by their ability, ingenuity, and industry, to give the Company’s non-employee directors a proprietary interest in the Company, and to provide incentives to the participating directors, officers and other key employees, and agents and consultants, that are linked to performance measures and will therefore inure to the benefit of all stockholders of the Company.

For purposes of the Plan, the following terms shall be defined as set forth below:

(1) “Administrator” means the Board, or as long as the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or as required under Section 162(m) of the Code, the Committee appointed by the Board.

(2) “Board” means the Board of Directors of the Company.

(3) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(4) “Committee” means the Compensation Committee of the Board, which shall be composed of not less than three Board members who shall be (i) Independent as defined by the rules of the New York Stock Exchange, as they may be amended from time to time; (ii) a Non-Employee Director as defined in Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended; and (iii) an Outside Director as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended, and rules promulgated thereunder.

(5) “Company” means Redwood Trust, Inc., a corporation organized under the laws of the State of Maryland (or any successor corporation).

(6) “DERs” shall mean dividend equivalent rights, which are the right to receive amounts on related Stock awards that are linked to dividends on the Stock and that may be paid currently in cash or Stock, or accrued in shares of deferred stock with or without compounding through subsequent payments or accruals on the accrued shares. Payment of such deferred stock from DER accruals on Stock Options and Stock Appreciation Rights may or may not be contingent upon the exercise of the related award, as determined by the Committee at the time of grant.

(7) “Deferred Stock” means an award granted pursuant to Section 7 of the right to receive Stock at the end of a specified deferral period or on such other bases as the Administrator may determine.

(8) “Disability” means: (i) a determination by the Social Security Administration that a Participant is totally disabled; (ii) a determination that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (iii) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under a disability plan or other accident and health plan maintained by the Company.

(9) “Effective Date” shall mean the date provided pursuant to Section 11.

(10) “Eligible Employee” means an employee of the Company or any Subsidiary, and any person to whom an offer of employment is made by the Company or any Subsidiary, eligible to participate in the Plan pursuant to Section 4.

(11) “Eligible Non-Employee Director” means a member of the Board or the board of directors of any Subsidiary who is not a bona fide employee of the Company or any Subsidiary and who is eligible to participate in the Plan pursuant to Section 4.

(12) “Fair Market Value” means, as of any given date, with respect to any awards granted hereunder, at the discretion of the Administrator and subject to such limitations as the Administrator may impose, the closing sale price of the Stock on the next preceding business day as reported in the Western Edition of the Wall Street Journal Composite Tape.

(13) “GAAP” means, for any day, generally accepted accounting principles, applied on a consistent basis, stated in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, or in statements and pronouncements of the Financial Accounting Standards Board or in such other statements by another entity or entities as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances for that day.

(14) “Incentive Stock Option” means any Stock Option intended to be designated as an “incentive stock option” with in the meaning of Section 422 of the Code.

(15) “Non-Employee Director” shall have the meaning set forth in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

(16) “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option, including any Stock Option that provides (as of the time such option is granted) that it will not be treated as an Incentive Stock Option.

(17) “Parent Corporation” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

(18) “Participant” means any Eligible Employee, Non-Employee Director, or consultant or agent of the Company or any Subsidiary selected by the Committee, pursuant to the Administrator’s authority in Section 2, to receive grants under the Plan.

(19) “Performance Share” means an award of shares of Stock granted pursuant to Section 7 that is subject to restrictions based upon the attainment of specified performance objectives.

(20) “Performance Unit” means an award of a unit valued by reference to a designated amount of property (including cash) other than Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Stock, other property, or any combination thereof, upon achievement of such performance goals as the Committee shall establish.

(21) “Restricted Stock” means an award granted pursuant to Section 7 of shares of Stock, subject to restrictions that will lapse with the passage of time or on such other bases as the Administrator may determine.

(22) “Stock” means the common stock, $0.01 par value per share, of the Company.

(23) “Stock Appreciation Right” means the right pursuant to an award granted under Section 6 to receive an amount equal to the difference between (A) the Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the shares of Stock covered by such right or such portion thereof, and (B) the aggregate exercise price of such right or such portion thereof.

(24) “Stock Option” means an option to purchase shares of Stock granted pursuant to Section 5.

(25) “Subsidiary” means (A) any corporation (other than the Company) or other entity whose assets and liabilities are consolidated with those of the Company on the Company’s consolidated balance sheet and (B) any other business venture designated by the Administrator in which the Company has a significant interest, as determined in the discretion of the Administrator.

Section 2. Administration.

The Plan shall be administered by the Administrator, except as otherwise expressly provided herein.

The Administrator shall have the power and authority to grant to Participants pursuant to the terms of the Plan: (a) Stock Options, (b) Stock Appreciation Rights, (c) Restricted Stock, (d) Deferred Stock, (e) Performance Shares, (f) Performance Units or (g) any combination of the foregoing. DERs may be granted in conjunction with any of the Stock awards listed above.

In addition, the Administrator shall have the authority:

(a) to select those employees and prospective employees of the Company or any Subsidiary who shall be Eligible Employees;

(b) to determine whether and to what extent Stock Options (with or without DERs), Stock Appreciation Rights, Restricted Stock, Deferred Stock, Performance Shares, Performance Units or a combination of the foregoing, are to be granted to Participants hereunder;

(c) to determine the number of shares to be covered by each such award granted hereunder;

(d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, (x) the restricted period applicable to Restricted or Deferred Stock awards and the date or dates on which restrictions applicable to such Restricted or Deferred Stock shall lapse during such period, and (y) the performance goals and periods applicable to the award of Performance Shares and Performance Units); and

(e) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing the Stock Options, DERs, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Performance Shares, Performance Units or any combination of the foregoing.

The Administrator may designate whether any award being granted to any Participant is intended to be “performance based compensation” as that term is used in Section 162(m) of the Code. Any such awards designated as “performance-based compensation” shall be conditioned on the achievement of one or more performance measures. The performance measures that may be used by the Administrator for such awards shall be based on any one or more of the following, as selected by the Administrator: revenue; revenue per employee; GAAP earnings; taxable earnings; GAAP or taxable earnings per employee; GAAP or taxable earnings per share (basic or diluted); operating income; total stockholder return; dividends paid or payable; market share; profitability as measured by return ratios, including return on revenue, return on assets, return on equity (including adjusted return on equity), and return on investment; cash flow; or economic value added (economic profit); and such criteria generally must be specified in advance and may relate to one or any combination of two or more corporate, group, unit, division, affiliate, or individual performances. For awards intended to be “performance-based compensation,” the grant of the awards, the establishment of the performance measures, and the certification that the performance goals were satisfied shall be made during the period and in the manner required under Code Section 162(m).

The Administrator shall have the authority, in its discretion, to adopt, alter, and repeal such administrative rules, guidelines, and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

All decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company, any Subsidiaries and the Participants. Notwithstanding the foregoing or anything else to the contrary in the Plan, any action or determination by the Administrator specifically affecting or relating to an award to a Non-Employee Director shall be approved and ratified by the Board.

Notwithstanding anything to the contrary herein, no award hereunder may be made to any Participant to the extent that, following such award, the shares subject or potentially subject to such Participant’s control (including, but not limited to, (i) shares of the Company’s equity stock owned by the Participant, (ii) shares of Stock subject to awards granted to the Participant under the Prior Plan (whether such awards are then exercisable or vested), (iii) Stock Options, whether or not then exercisable, held by the Participant to purchase additional such shares, (iv) Restricted Stock, Deferred Stock, and Performance Share awards to the Participant, whether or not then vested, and (v) shares of Stock accrued under DERs awarded to the Participant) would constitute more than 9.8% of the outstanding capital stock of the Company.

Section 3. Stock Subject to Plan.

(1) Subject to the following provisions of this Section 3, the maximum number of shares of Stock that may be issued with respect to awards granted under the Plan subsequent to the approval of the 2012 Amendments shall be equal to the sum of: (i) 800,000 shares of Stock; (ii) the number of shares of Stock previously authorized for awards under the Plan immediately prior to the stockholder approval of the 2012 Amendments; (iii) any shares of Stock that are represented by awards granted under the Company’s Amended and Restated 1994 Executive and Non-Employee Director Stock Option Plan (the “Prior Plan”) which are (A) forfeited, expire, or are canceled without delivery of shares of Stock or (B) settled in cash; and (iv) any shares of Stock that are represented by awards granted under the Prior Plan which are tendered to the Company (by either actual delivery or attestation) to satisfy the exercise price of Stock Options or the applicable tax withholding obligation.

(2) Any shares of Stock covered by an award that is forfeited or canceled, or shares of stock not delivered because the award is settled in cash or used to satisfy the applicable tax withholding obligation, shall not be deemed to have been issued for purposes of determining the maximum number of shares of Stock available for future awards under the Plan.

(3) If the exercise price of any Stock Option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed issued for purposes of determining the maximum number of shares of Stock available for future awards under the Plan.

(4) Subject to Section 3(5), the following additional maximums are imposed under the Plan:

(a) The maximum number of shares of Stock that may be the subject of awards granted as Incentive Stock Options under the Plan shall be 963,637 shares (regardless of whether the awards are canceled, forfeited, or materially amended or the shares subject to any such awards are surrendered).

(b) The maximum number of shares that may be the subject of awards granted to any one individual pursuant to Sections 5and 6 (relating to Stock Options and Stock Appreciation Rights) shall be 500,000 shares during any calendar year (regardless of whether such awards are canceled, forfeited, or materially amended or the shares subject to any such award are surrendered).

(c) No more than 500,000 shares of Stock may be the subject of awards under the Plan granted to any one individual during any one-calendar-year period (regardless of when such shares are deliverable or whether the awards are forfeited, canceled or materially amended or the shares subject to any such award are surrendered) if such awards are intended to be “performance-based compensation” (as the term is used for purposes of Code Section 162(m)).

(d) Shares of Stock issued under the Plan or covered by awards granted under the Plan pursuant to the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of the Company acquiring another entity shall not count against the maximum number of shares available for future awards under the Plan.

(5) In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the Administrator may adjust awards to preserve the benefits or potential benefits of the awards. Action by the Administrator may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding awards; (iii) adjustment of the exercise price of outstanding Stock Options and Stock Appreciation Rights; and (iv) any other adjustments that the Administrator determines to be equitable, in its sole discretion.

Section 4. Eligibility.

Officers and other key employees of the Company or Subsidiaries who are responsible for or contribute to the management, growth, and/or profitability of the business of the Company or its Subsidiaries, Non-Employee Directors, and consultants and agents of the Company or its Subsidiaries, shall be eligible to be granted Stock Options, DERs, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Performance Shares, or Performance Units hereunder. The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among those eligible.

Section 5. Stock Options.

Stock Options may be granted alone or in addition to other awards granted under the Plan, including DERs. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve, and the provisions of Stock Option awards need not be the same with respect to each optionee. Recipients of Stock Options shall enter into a Stock Option agreement with the Company, in such form as the Administrator shall determine, which agreement shall set forth, among other things, the exercise price, the term, and provisions regarding exercisability of the Stock Option granted thereunder.

The Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

The Administrator shall have the authority under this Section 5 to grant any optionee (except Eligible Non-Employee Directors) Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without DERs or Stock Appreciation Rights), provided, however, that Incentive Stock Options may not be granted to any individual who is not an employee of the Company or its Subsidiaries. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option. More than one option may be granted to the same optionee and be outstanding concurrently hereunder.

Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

(1) Option Price.  The option price per share of Stock purchasable under a Stock Option shall be determined by the Administrator in its sole discretion at the time of grant but shall not be less than 100% of the Fair Market Value of the Stock on such date, and shall not, in any event, be less than the par value of the Stock. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 425(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of the Stock on the date such Incentive Stock Option is granted. The provisions of this Section 5(1) shall not be applicable to awards granted under the Plan pursuant to the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of the Company acquiring another entity so long as the ratio of exercise price to fair market value in effect with respect to such award or obligation before its settlement, assumption or substitution is maintained after giving effect to such settlement, assumption or substitution.

(2) Option Term.  The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted; provided, however, that if an employee owns or is deemed to own (by reason of the attribution rules of Section 425(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five years from the date of grant.

(3) Exercisability.  Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant. The Administrator may provide, in its discretion, that any Stock Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time in whole or in part based on such factors as the Administrator may determine, in its sole discretion. To the extent not exercised, installments shall accumulate and be exercisable in whole or in part at any time after becoming exercisable but not later than the date the Stock Option expires.

(4) Method of Exercise.  Subject to Section 5(3), Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price in cash or its equivalent as determined by the Administrator. The Administrator may also permit a Participant to elect to pay the exercise price upon the exercise of a Stock Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise. As determined by the Administrator, in its sole discretion, payment in whole or in part may also be made by surrendering unrestricted Stock already owned by the optionee, or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock, or Performance Shares subject to an award hereunder (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised); provided, however, that in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares may be authorized only at the time of grant. Any payment in the form of stock already owned by the optionee may be effected by use of an attestation form approved by the Administrator. If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock or Performance Shares, the shares received upon the exercise of such Stock Option (to the extent of the number of shares of Restricted Stock or Performance Shares surrendered upon exercise Performance Share award in question, except that the Administrator may direct that such restrictions shall apply only to that number of shares equal to the number of shares surrendered upon the exercise of such option. An optionee shall generally have the rights to dividends and other rights of a stockholder with respect to shares subject to the option only after the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph (1) of Section 11.

(5) Limits on Transferability of Options.

(a) Subject to Section 5(5)(b), no Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution or pursuant to a “qualified domestic relations order,” as such term is defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee or in accordance with the terms of a qualified domestic relations order.

(b) The Administrator may, in its discretion, authorize all or a portion of the Non-Qualified Stock Options to be granted to an optionee to be on terms which permit transfer by such optionee to (i) the spouse, qualified domestic partner, children, or grandchildren of the optionee and any other persons related to the optionee as may be approved by the Administrator (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) a partnership or partnerships in which such Immediate Family Members are the only partners, or (iv) any other persons or entities as may be approved by the Administrator, provided that (x) there may be no consideration for any transfer unless approved by the Administrator, (y) the stock option agreement pursuant to which such options are granted must be approved by the Administrator, and must expressly provide for transferability in a manner consistent with this Section 5(5)(b), and (z) subsequent transfers of transferred Stock Options shall be prohibited except those in accordance with Section 5(5)(a) or expressly approved by the Administrator. Following transfer, any such Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that, except for purposes of Sections 5(6) and 10(3) hereof, the terms “optionee,” “Stock Option holder” and “Participant” shall be deemed to refer to the transferee. The events of termination of employment contained in the option agreement with respect to such Stock Options shall continue to be applied with respect to the original optionee, following any which event the Stock Options shall be exercisable by the transferee only to the extent, and for the periods specified in such option agreements. Notwithstanding the transfer, the original optionee will continue to be subject to the provisions of Section 10(3) regarding payment of taxes, including the provisions entitling the Company to deduct such taxes from amounts otherwise due to such optionee. Any transfer of a Stock Option that was originally granted with DERs related thereto shall automatically include the transfer of such DERs, any attempt to transfer such Stock Option separately from such DERs shall be void, and such DERs shall continue in effect according to their terms. “Qualified domestic partner” for the purpose of this Section 5(5)(b) shall mean a domestic partner living in the same household as the optionee and registered with, certified by, or otherwise acknowledged by the county or other applicable governmental body as a domestic partner or otherwise establishing such status in any manner satisfactory to the Administrator.

(6) Annual Limit on Incentive Stock Options.  To the extent that the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of shares of Stock with respect to which Incentive Stock Options granted to an optionee under this Plan and all other option plans of the Company, its Parent Corporation or any Subsidiary become exercisable for the first time by the optionee during any calendar year exceeds $100,000, such Stock Options shall be treated as Non-Qualified Stock Options.

Section 6. Stock Appreciation Rights.

(1) Grant and Exercise.  Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Stock Option granted under the Plan (“Related Rights”). In the case of a Non-Qualified Stock Option, Related Rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, Related Rights may be granted only at the time of the grant of the Incentive Stock Option. A Related Right or applicable portion thereof granted in conjunction with a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise provided by the Administrator at the time of grant, a Related Right granted with respect to less than the full number of shares covered by a related Stock Option shall only be reduced if and to the extent that the number of shares covered by the exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right. A Related Right may be exercised by an optionee, in accordance with paragraph (2) of this Section 6, by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in paragraph (2) of this Section 6. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

(2) Terms and Conditions.  Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Administrator, including the following:

(a) Stock Appreciation Rights that are Related Rights (“Related Stock Appreciation Rights”) shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6; provided, however, that no Related Stock Appreciation Right shall be exercisable during the first twelve months of its term, except that this additional limitation shall not apply in the event of death or Disability of the optionee prior to the expiration of such six-month period.

(b) Upon the exercise of a Related Stock Appreciation Right, an optionee shall be entitled to receive up to, but not more than, an amount in cash or that number of shares of Stock (or in some combination of cash and shares of Stock) equal in value to the excess of the Fair Market Value of one share of Stock as of the date of exercise over the option price per share specified in the related Stock Option multiplied by the number of shares of Stock in respect of which the Related Stock Appreciation Right is being exercised, with the Administrator having the right to determine the form of payment.

(c) Related Stock Appreciation Rights shall be transferable or exercisable only when and to the extent that the underlying Stock Option would be transferable or exercisable under paragraph (5) of Section 5.

(d) Upon the exercise of a Related Stock Appreciation Right, the Stock Option or part thereof to which such Related Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 on the number of shares of Stock to be issued under the Plan.

(e) A Related Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercised only if and when the Fair Market Value of the Stock subject to the Incentive Stock Option exceeds the exercise price of such Stock Option.

(f) Stock Appreciation Rights that are Free Standing Rights (“Free Standing Stock Appreciation Rights”) shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant; provided, however, that no Free Standing Stock Appreciation Right shall be exercisable during the first twelve months of its term, except that this limitation shall not apply in the event of death or Disability of the recipient of the Free Standing Stock Appreciation Right prior to the expiration of such twelve-month period.

(g) The term of each Free Standing Stock Appreciation Right shall be fixed by the Administrator, but no Free Standing Stock Appreciation Right shall be exercisable more than ten years after the date such right is granted.

(h) Upon the exercise of a Free Standing Stock Appreciation Right, a recipient shall be entitled to receive up to, but not more than, an amount in cash or that number of shares of Stock (or any combination of cash or shares of Stock) equal in value to the excess of the Fair Market Value of one share of Stock as of the date of exercise over the price per share specified in the Free Standing Stock Appreciation Right (which price shall be no less than 100% of the Fair Market Value of the Stock on the date of grant) multiplied by the number of shares of Stock with respect to which the right is being exercised, with the Administrator having the right to determine the form of payment.

(i) Free Standing Stock Appreciation Rights shall be transferable or exercisable subject to the provisions governing the transferability and exercisability of Stock Options set forth in paragraphs (3) and (5) of Section 5.

(j) In the event of the termination of an employee who has been granted one or more Free Standing Stock Appreciation Rights, such rights shall be exercisable to the same extent that a Stock Option would have been exercisable in the event of the termination of the optionee.

(k) For the purpose of the limitation set forth in Section 3 on the number of shares to be issued under the Plan, the grant or exercise of Free Standing Stock Appreciation Rights shall be deemed to constitute the grant or exercise, respectively, of Stock Options with respect to the number of shares of Stock with respect to which such Free Standing Stock Appreciation Rights were so granted or exercised.

Section 7. Restricted Stock, Deferred Stock, and Performance Shares.

(1) General.  Restricted Stock, Deferred Stock, or Performance Share awards may be issued either alone or in addition to other awards granted under the Plan. The Administrator shall determine the Participants to whom, and the time or times at which, grants of Restricted Stock, Deferred Stock, or Performance Share awards shall be made; the number of shares to be awarded; the price, if any, to be paid by the recipient of Restricted Stock, Deferred Stock, or Performance Share awards; the Restricted Period (as defined in Section 7(3)) applicable to Restricted Stock, Deferred Stock, or Performance Share awards; the performance objectives applicable to Performance Share, Restricted Stock, or Deferred Stock awards; the date or dates on which restrictions applicable to such Restricted Stock or Deferred Stock awards shall lapse during such Restricted Period; and all other conditions of the Restricted Stock, Deferred Stock, and Performance Share awards. The Administrator may also condition the grant of Restricted Stock, Deferred Stock, or Performance Share awards upon the exercise of Stock Options or upon such other criteria as the Administrator may determine, in its sole discretion. The provisions of Restricted Stock, Deferred Stock or Performance Share awards need not be the same with respect to each recipient.

(2) Awards and Certificates.  The prospective recipient of a Restricted Stock, Deferred Stock, or Performance Share award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award (a “Restricted Stock Award Agreement,” “Deferred Stock Award Agreement,” or “Performance Share Award Agreement,” as appropriate) and delivered a fully executed copy thereof to the Company, within a period of sixty days (or such other period as the Administrator may specify) after the award date. Except as otherwise provided below in this Section 7(2), (i) each Participant who is awarded Restricted Stock or Performance Shares shall be issued a stock certificate in respect of such shares of Restricted Stock or Performance Shares; and (ii) such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the 2002 Redwood Trust, Inc. Incentive Plan and a Restricted Stock Award Agreement or Performance Share Award Agreement entered into between the registered owner and Redwood Trust, Inc. Copies of such Plan and Agreement are on file in the offices of Redwood Trust, Inc.”

The Company shall require that the stock certificates evidencing such shares be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award or Performance Share award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

(3) Restrictions and Conditions.  The Restricted Stock, Deferred Stock, and Performance Share awards granted pursuant to this Section 7 shall be subject to the following restrictions and conditions:

(a) Subject to the provisions of the Plan and the Restricted Stock, Deferred Stock, or Performance Share award agreement, during such period as may be set by the Administrator commencing on the grant date (the “Restricted Period”), the Participant shall not be permitted to sell, transfer, pledge, or assign shares of Restricted Stock, Performance Shares, or Deferred Stock awarded under the Plan; provided, however, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals, the Participant’s termination, death, or Disability or the occurrence of a “Change of Control” (as defined by the Administrator at the time of grant). Except for certain limited situations, the Restricted Period for awards subject solely to continued employment restrictions shall be not less than three years from the date of grant. The Restricted Period for awards subject to meeting specified performance criteria shall generally not be shorter than twelve months or longer than five years.

(b) Except as provided in paragraph (3)(a) of this Section 7, the Participant shall have, with respect to the shares of Restricted Stock or Performance Shares, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon during the Restricted Period. With respect to Deferred Stock awards, the Participant shall generally not have the rights of a stockholder of the Company, including the right to vote the shares during the Restricted Period; provided, however, that, except as otherwise specified by the Administrator at time of grant, dividends declared during the Restricted Period with respect to the number of shares covered by a Deferred Stock award shall accrue to the Participant. Certificates for shares of unrestricted Stock shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such shares covered by the award of Restricted Stock, Performance Shares, or Deferred Stock, except as the Administrator, in its sole discretion, shall otherwise determine.

(c) Notwithstanding any other terms of this Plan, Performance Shares shall not be eligible to receive dividends declared during the applicable Restricted Period; provided that, any such dividends may accrue and be paid if, when, and to the extent, the related performance objectives are satisfied and such Performance Shares cease to be subject to applicable restrictions under the terms of such Performance Share award.

Section 8. Performance Units.

(1) General.  Performance Unit awards may be issued either alone or in addition to other awards granted under the Plan. The Administrator shall determine the Participants to whom, and the time or times at which, grants of Performance Unit awards shall be made; the number of units to be awarded; the Performance Period (as defined in Section 8(2)) applicable to Performance Unit awards; the performance objectives applicable to Performance Unit awards, including the performance measures specified in Section 2 for Performance Unit awards that are intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code; and all other conditions of the Performance Unit awards. The Administrator may also condition the grant of Performance Unit awards upon such other criteria as the Administrator may determine, in its sole discretion. The provisions of Performance Unit awards need not be the same with respect to each recipient.

(2) Performance Period and Conditions.  The Performance Unit awards granted pursuant to this Section 8 shall be subject to the following terms and other conditions:

(a) The Performance Unit award agreement shall specify such period as may be set by the Administrator commencing on the grant date (the “Performance Period”) during which the Performance Unit award shall be earned, based on the attainment of certain performance related goals and such other factors as the Administrator may determine, in its sole discretion; provided, however, that the Administrator may waive such goals and factors in whole or in part under such circumstances as it may determine in its sole discretion, including the Participant’s termination, death, or Disability or the occurrence of a “Change of Control” (as defined by the Administrator at the time of grant). The Performance Period for awards shall generally not be shorter than twelve months or longer than five years. Notwithstanding anything to the contrary herein, with respect to a Performance Unit award intended to qualify as performance-based compensation under Section 162(m) of the Code, the Committee may adjust downwards, but not upwards, the amount payable under such award. Notwithstanding anything to the contrary herein, with respect to any Performance Unit award that is intended to qualify as performance-based compensation under Section 162(m) of the Code, the Committee shall, prior to payment on such award, certify in writing that the applicable performance related goals have been met.

(b) Except as provided in this Section 8 or as may be provided in an award agreement, Performance Units will be paid only after the end of the relevant Performance Period. Performance Unit awards may be paid in cash, shares of stock, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

(c) Notwithstanding any other terms of this Plan, Performance Units shall not be eligible to receive dividend equivalent rights during the applicable Performance Period; provided that, any such dividend equivalent rights may accrue and be paid if, when, and to the extent, the related performance goals are satisfied and such Performance Units vest under the terms of such Performance Unit award.

(3) Maximum Dollar Value.  The maximum dollar value payable to any Participant in any 12-month period with respect to a Performance Unit award that is intended to be performance-based compensation is $5,000,000. If such an award is cancelled, the cancelled award shall continue to be counted towards such maximum dollar value.

Section 9. Amendment and Termination.

The Board may amend, alter, suspend, terminate, or discontinue the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation, or termination shall be made without (1) stockholder approval if such approval is necessary to qualify for or comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply or if such approval is required by the paragraph below or (2) the consent of the affected Participant, if such action would impair the rights of such Participant under any outstanding award. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform to local rules and regulations in any jurisdiction outside the United States.

The Administrator may amend the terms of any award theretofore granted prospectively or retroactively, but no such amendment shall (1) impair the rights of any Participant without his or her consent or (2) without stockholder approval, except for adjustments made pursuant to Section 3(5) or in connection with substitute awards, reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or cancel outstanding Stock Options or Stock Appreciation Rights in exchange for cash, other Awards or Stock Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Stock Options or Stock Appreciation Rights. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 3(5) shall not be subject to these restrictions.

Section 10. Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant or optionee by the Company, nothing contained herein shall give any such Participant or optionee any rights that are greater than those of a general creditor of the Company.

Section 11. General Provisions.

(1) The Administrator may require each person purchasing shares pursuant to a Stock Option to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

Except as otherwise expressly stated in the applicable grant or award agreement, if (i) a Participant is granted Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Performance Units or other awards under this Plan and such grant or award includes a vesting requirement, a performance requirement or other condition to unrestricted receipt of the rights granted or awarded (or any portion thereof) and (ii) such Participant’s service with the Company is terminated for any reason prior to the satisfaction or lapse of such vesting or performance condition, then those Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Performance Units or other rights not yet vested or for which performance or other stated conditions have not yet been satisfied shall terminate automatically as of the date of termination of service and shall be forfeited to the Company immediately and without further notice or obligation on the part of the Company to the Participant.

(2) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time.

(3) Each Participant shall, no later than the date as of which the value of an award first becomes includable in the gross income of the Participant for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company (and, where applicable, its Subsidiaries) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

(4) No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

(5) The Administrator may permit or require a Participant to subject any award granted hereunder to any deferred compensation, deferred stock issuance, or similar plan that may be made available to Participants by the Company from time to time. The Administrator may establish such rules and procedures for participation in such deferral plans as it may deem appropriate, in its sole discretion.

(6) Notwithstanding any other provision of the Plan, unless required under applicable law, regulation, or court order (e.g., pursuant to a domestic relations court order), no award made hereunder may be transferred by the recipient thereof for consideration unless and until such award is fully vested and freely transferable by the recipient in accordance with terms of this Plan and any applicable award agreement.

(7) This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

Section 12. Effective Date of Plan.

The Plan became effective (the “Effective Date”) on May 9, 2002, the date the Company’s stockholders formally approved the Plan. The 2004 Amendments became effective on May 6, 2004, the date the Company’s stockholders formally approved 2004 Amendments. The 2008 Amendments became effective on May 22, 2008, the date the Company’s stockholders formally approved the 2008 Amendments. The 2010 Amendments became effective on May 18, 2010. The 2012 Amendments became effective on May 17, 2012. The 409A Amendments became effective with respect to all awards involving income deferrals made after December 31, 2004.

Section 13. Term of Plan.

The Plan shall remain in full force and effect unless terminated by the Board or no further shares of Stock remain available for awards to be granted under Section 3 and there are no outstanding awards that remain to become vested, exercised, or free of restrictions.

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